As filed with the Securities and Exchange Commission on March 21, 1996
                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PIONEER FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   36-2479273
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
     of incorporation or organization)
                               1750 East Golf Road
                           Schaumburg, Illinois  60173
                                 (847) 995-0400
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Peter W. Nauert, Chairman and Chief Executive Officer
                               1750 East Golf Road
                           Schaumburg, Illinois  60173
                                 (847) 995-0400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:

          Stanley H. Meadows, P.C.        William R. Kunkel
          McDermott, Will & Emery         Skadden, Arps, Slate, Meagher & Flom
          227 West Monroe Street          333 West Wacker Drive, Suite 2100
          Chicago, Illinois 60606-5096    Chicago, Illinois 60606
          (312) 372-2000                  (312) 407-0700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-1119

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                    CALCULATION OF REGISTRATION FEE
                                    Proposed   Proposed
                                    Maximum     Maximum       Amount
 Title of each class      Amount    Offering   Aggregate        of
 of securities to be      to be      Price     Offering    Registration
 registered             Registered  Per Note   Price(1)        Fee
 %Convertible           $11,500,00
 Subordinated Notes         0         100%    $11,500,000     $3,966
 Common Stock, $1 par
 value per share           (2)         -           -           None
 Rights to Acquire
 Series A Junior
 Preferred Stock           (2)         -           -           None

(1) Estimated solely for purposes of calculating the registration fee.
(2) Such indeterminate number of shares of Common Stock and Rights to Acquire Series A Junior Preferred Stock as may be issuable upon conversion of the Notes, including such additional shares as may be issuable as a result of adjustments to the conversion price. No separate fee is required.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Restration Statement on Form S-3 (Reg. No 333-1119) filed by Pioneer Financial Services, Inc. (the "Company") with the Securities and Exchange Commission on February 21, 1996, as amended, which was declared effective on March 21, 1996, are incorporated herein by reference.


                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THIS 21ST DAY OF MARCH, 1996.

                                   PIONEER FINANCIAL SERVICES, INC.


                                   By:/s/ Peter W. Nauert
                                      __________________________________
                                      Peter W. Nauert, Chairman, Chief
                                      Executive Officer and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       SIGNATURE                   TITLE                    DATE


/s/ Peter W. Nauert   Chairman, Chief Executive
Peter W. Nauert       Officer and Director               March 21, 1996

/s/ David I. Vickers  Vice President, Treasurer
David I. Vickers      and Chief Financial Officer        March 21, 1996
                      (Chief Accounting Officer)

   *                  President - Life Insurance Operations
Charles R. Scheper    and Director                       March 21, 1996

   *                  President - Health Insurance Operations
Thomas J. Brophy      and Direc tor                      March 21, 1996

   *                  Director and General Counsel       March 21, 1996
William B. Van Vleet  Emeritus

   *                  Director                           March 21, 1996
Robert F. Nauert

   *                  Director                           March 21, 1996
Michael A. Cavataio

   *                  Director                           March 21, 1996
Karl-Heinz Klaeser

   *                  Director                           March 21, 1996
Richard R. Haldeman

   *                  Director                           March 21, 1996
R. Richard Bastain, III

   *                  Director                           March 21, 1996
Michael K. Keefe

   *                  Director                           March 21, 1996
Carl A. Hulbert


*By: /s/  David I. Vickers
          Attorney-In-Fact



___________________________
                             INDEX TO EXHIBITS FILED
                          TO REGISTRATION STATEMENT ON
                  FORM S-3 OF PIONEER FINANCIAL SERVICES, INC.


Exhibit
Number              Exhibit

1         Form of Underwriting Agreement*

4(f) Form of Indenture between Pioneer Financial Services, Inc. and The First National Bank of Chicago, as Trustee.*

4(g)      Form of Convertible Subordinated Note due 2003*

5 Opinion of McDermott, Will & Emery, counsel to the Company, as to the legality of the securities being registered

12        Computation of Ratios of Earnings to Fixed Charges*

23(a)     Consent of Ernst & Young LLP

23(b)     Consent of McDermott, Will & Emery (included in Exhibit 5)

24        Power of Attorney (included on signature page)*

25 Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The First National Bank of Chicago, as Trustee*

___________________

* Incorporated by reference to the like numbered exhibit to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-1119).